                                                                  EXHIBIT 12 (I)

                              FEDDERS CORPORATION

           COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS
                         (DOLLAR AMOUNTS IN THOUSANDS)


                                   PRO FORMA                                   HISTORICAL
                             ---------------------   --------------------------------------------------------------
                             SIX MONTHS     YEAR     SIX MONTHS
                               ENDED       ENDED       ENDED              YEAR ENDED AUGUST 31,
                              FEB. 29,    AUG. 31,    FEB. 29,    --------------------------------------
                                1996        1995        1996       1995      1994      1993       1992     1991(B)
                             ----------   --------   ----------   -------   -------   -------   --------   --------
Earnings:
Income (loss) from
  continuing operations
  before taxes,
  extraordinary items and
  cumulative effect of
  accounting changes.......    $6,882     $ 32,168    $ 10,828    $35,691   $19,803   $(2,340)  $(24,965)  $(13,666)
Add:
  Portion of rent
    representative of the
    interest factor........                    414          --        414       426       426        426        426
  Interest expense.........     2,183        3,760         944      1,687     3,694     3,768     14,327     10,874
  Amortization of debt
    discount...............                  1,026          --      1,026       631       640      1,246        909
                               ------       ------       -----     ------    ------    ------    -------    -------
Income (loss) as
  adjusted.................    $9,065     $ 37,368    $ 11,772    $38,818   $24,554   $ 2,494   $ (8,966)  $ (1,457)
                               ======       ======       =====     ======    ======    ======    =======    =======
Preferred dividend
  requirements.............    $  591     $  1,182          --         --        --        --         --         --
Ratio of income before
  provision for income
  taxes to net income(a)...       161%         161%         --         --        --        --         --         --
Preferred dividend factor
  on pretax basis..........       952        1,903          --         --        --        --         --         --
Fixed charges
  Interest expense.........     2,183        3,760         944      1,687     3,694     3,768     14,327     10,874
  Amortization of debt
    discount...............                  1,026          --      1,026       631       640      1,246        909
  Portion of rent
    representative of the
    interest factor........                    414          --        414       426       426        426        426
                               ------       ------       -----     ------    ------    ------    -------    -------
    Fixed charges and
      preferred
      dividends............    $3,135     $  7,103    $    944    $ 3,127   $ 4,751   $ 4,834   $ 15,999   $ 12,209
                               ======       ======       =====     ======    ======    ======    =======    =======
Ratio of earnings to fixed
  charges..................        --           --       12.47      12.41      5.17        --         --         --
                               ======       ======       =====     ======    ======    ======    =======    =======
Deficiency of earnings
  versus fixed charges.....        --           --          --         --        --   $ 2,340   $ 24,965   $ 13,666
                               ======       ======       =====     ======    ======    ======    =======    =======
Ratio of earnings to
  combined fixed charges
  and preferred stock
  dividends................      2.89         5.26          --         --        --        --         --         --
                               ======       ======       =====     ======    ======    ======    =======    =======
Deficiency of earnings
  versus combined fixed
  charges and preferred
  stock dividends..........    $   --           --          --         --        --        --         --         --
                               ======       ======       =====     ======    ======    ======    =======    =======


- ------------------------
(a) To reflect the Company's expected future effective tax rate exclusive of the impact of prior years' net operating loss carry forwards.

(b) Information presented is for the eight months ended August 31, 1991.